Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 13, 2011

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Cadiz Inc. (the “Company”) has acquired options to purchase in excess of 300 miles of existing underground natural gas pipelines in Southern California.  The Company would utilize these pipelines to transport water between various markets in the region.  Upon conversion, the pipelines are expected to have a combined average capacity to distribute up to 40,000 acre-feet of water per year in markets that currently lack multiple pick-up and delivery water distribution segments. The Company believes a competitive demand exists for additional opportunities for the movement of water in the region.

             The two separate agreements with unrelated parties provide the Company from seven to fifteen months to perform due diligence and determine the feasibility of water transportation uses. If both purchase options are exercised they would require payments totaling $50 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By: /s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  September 13, 2011